Exhibit j

                         McGladrey & Pullen L.L.P.
                Certified Public Accountants & co9nsultants


                       CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated January 29, 1999, on the financial statements referred to therein, in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A, File No. 33-10436 of California Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Addtional Information under the captions "Counsel and Auditors" and "Financial Statements".


                                                 /s/McGladrey & Pullen, LLP
                                                    McGladrey & Pullen, LLP






New York, New York
February 23, 1999